Exhibit 3.ii

RESTATED BY-LAWS

OF

THE MANITOWOC COMPANY, INC.

(Adopted June 16, 1971)

1/(Amended August 14, 1972)
2/(Amended November 7, 1972)
3/(Amended March 19, 1973)
4/(Amended May 5, 1975)
5/(Amended August 17, 1981)
6/(Amended August 20, 1984)
7/(Amended September 5, 1986)
8/(Amended November 3, 1986)
9/(Amended August 21, 1987)
10/(Amended February 19, 1988)
11/(Amended August 12, 1988)
12/(Amended November 7, 1988)
13/(Amended June 23, 1989)
14/(Amended June 22, 1990)
15/(Amended August 9, 1990)
16/(Amended February 15, 1991)
17/(Amended August 12, 1992)
18/(Amended November 3, 1992)
19/(Amended February 1, 1994)
20/(Amended August 9, 1994)
21/(Amended September 16, 1994)
22/(Amended May 22, 1995)
23/(Amended July 21, 1998)
24/(Amended May 3, 2005)

ARTICLE I

OFFICES

19/23/24/                Section 1.  Principal Office.   The principal office of the Corporation in the State of Wisconsin shall be located at 2400 South 44th Street, in the City of Manitowoc, County of Manitowoc.  The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                Section 2.  Registered Office.   The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but not need be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

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                Section 1.  Annual Meeting.   The annual meeting of shareholders shall be held on the first Tuesday in May in each year for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

                To be properly brought before the meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be received by the Secretary of the Corporation at the principal offices of the corporation not less than 50 days nor more than 75 days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first mailed definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”);  provided, however, that if the date for which the Annual Meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding Annual Meeting, then to be timely notice by the shareholder must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which “public announcement” (as defined in Section 3(e) of Article III below) of the date of such Annual Meeting is first made.  In no event shall the announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above.  The contents of a shareholder’s notice to the Secretary which relates to matters other than a nomination of a person or persons for election as a Director(s) shall include, as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.  The contents of any notice that relates to the nomination by a shareholder of a person or persons for election as a Director(s) shall comply with the requirements of Section 3 of Article III of these By-Laws.

                Notwithstanding anything in the By-Laws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1 and, to the extent applicable, the procedures set forth in Section 3 of Article III; provided, however, that nothing in this Section 1 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

                The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at an adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

6/24/       Section 2.  Special Meetings.   Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors, and shall be called by the Chairman of the Board (if there is one) or by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.  To be properly brought before any special meeting, business must be specified in the notice of meeting or supplement thereto given by or at the direction of the Board of Directors or, if the meeting is called at the direction of shareholders as provided in the preceding sentence, in a notice of meeting or supplement thereto given by or at the direction of the Chairman of the Board or the President, as the case may be.  If one of the purposes of the special meeting described in such meeting notice is the election of directors, any shareholder desiring to nominate persons for election to the Board of Directors at the Special Meeting must comply with the nomination notice requirements set forth in Section  3(c)(iii) of Article III of these By-Laws.

16/           Section 3.  Place of Meeting.   The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting.  If no designation is made, or if a special meeting be otherwise called,  the place of meeting shall be the registered office of the Corporation in the State of Wisconsin.

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                Section 4.  Notice of Meeting.   Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or, in the case of a special meeting called at the request of shareholders, not less than twenty-five days) nor more than sixty (60) days before the date of the meeting by or at the direction of the Chairman of the Board (if there is one), the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  For purposes of this Section 4, notice by electronic transmission (as defined in the Wisconsin Business Corporation Law) is written notice.  Written notice is effective as of such time and under such conditions as set forth in the Wisconsin Business Corporation Law.

16/           Section 5.  Voting and Record Date.   At each meeting of shareholders, whether annual or special, each shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, and each shareholder shall have one vote for each share registered in his or her name on the books of the Corporation at the close of business on a record date which shall be not more than seventy (70) days prior to the date of the meeting as such record date is fixed by the Board of Directors.

16/           Section 6.  Voting Lists.   The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting at the Corporation’s principal office and at the time and place of the meeting during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

                Section 7.  Quorum.   A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

24/           Section 8.  Proxies.   At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy.  A shareholder entitled to vote at any meeting of shareholders, or to express consent or dissent in writing to any corporate action without a meeting, may authorize another person to act for the shareholder by appointing the person as a proxy.  The means by which a shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the shareholder by appointing the person as proxy include:

        (a) Appointment of a proxy in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

        (b) Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy.  Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission.  Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes.  An appointment is valid for 11 months unless a different period is expressly provided in the appointment.  An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest.  The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation.  The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

                Section 9.  Voting of Shares.   Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

16/           Section 10.  Waiver of Notice by Shareholders.   Whenever any notice whatever is required to be given to any shareholder of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of any Statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

16/           Section 11.  Informal Action by Shareholders.   Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

                Section 1.  General Powers.   The business and affairs of the Corporation shall be managed by its Board of Directors.

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                Section 2.  Number, Tenure and Qualifications.   The number of Directors of the Corporation shall not be less than seven (7) nor more than nine (9).  The Directors shall be divided into three classes which are as nearly equal in number as circumstances permit from time to time.  Each Director shall be elected to serve a term of three (3) years (except that Directors may be elected for shorter terms as necessary in order to fill vacancies in particular classes of Directors), and the respective terms of all Directors of one class shall expire at each annual meeting of shareholders.  Each Director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner provided in the Articles of Incorporation.  Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.  Any Director that is also an employee shall, upon retirement or resignation as an employee, cease to be a member of the Board of Directors.

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                Section 3.  Nomination of Directors.

                                                        (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors.  Shareholders may only make recommendations for Director nominees in accordance with this Section 3.

        (b)   The Board of Directors or its nominating committee will only review recommendations for Director nominees from any shareholder beneficially owning or group of shareholders beneficially owning in the aggregate, at least 5% of the issued and outstanding common stock of the Company for a least one year as of the date that the recommendation was made (a “Qualified Shareholder”).  Any Qualified Shareholder must submit its recommendation not later than the 120th calendar day before the date of the Company’s proxy statement released to the shareholders in connection with the previous year’s annual meeting, for the recommendation to be considered by the nominating committee.  Any recommendation must be submitted in accordance with the policy or rules established by the Board of Directors with respect to shareholder communications to the Board of Directors as set forth in the Corporation’s Corporate Governance Guidelines.  In considering any timely submitted recommendation from a Qualified Shareholder, the nominating committee shall have sole discretion as to whether to nominate the individual recommended by the Qualified Shareholder, except that in no event will a candidate recommended by Qualified Shareholder who is not “independent” as defined in the Corporation’s Corporate Governance Guidelines and who does not meet the minimum expectations for a Director set forth in the Corporation’s Corporate Governance Guidelines, be recommended for nomination by the nominating committee of the Board of Directors.  Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under. The Board of Directors or its nominating committee may require any proposed nominee to furnish such other information as may reasonably be required by the Board of Directors or its nominating committee to determine whether to nominate the individual to serve as a Director of the Corporation.

        (c)   Other than those nominations made with the approval of the Board of Directors pursuant to Subparagraph 3(b) above, nominations by shareholders of persons for election to the Board of Directors may be made only pursuant to timely notice in writing to the Secretary of the Corporation and otherwise must comply with the following.

        (i)        Annual Meetings.  For nominations to be properly brought by a shareholder before an Annual Meeting, the shareholder must provide a timely notice of nomination to the Secretary of the Corporation.  To be timely, a shareholder’s notice of nomination shall be received by the Secretary of the Corporation at the principal offices of the Corporation within the notice period specified in Section  1 of Article II of these By-Laws for business to be properly brought before an Annual Meeting by a shareholder.  Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (1) the name and address, as they appear on this Corporation’s books, of such shareholder and any such beneficial owner; (2) the class and number of shares of the Corporation which are owned of record and/or beneficially by such shareholder and any such beneficial owner; (3) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (4) the name and residence address of the person or persons being proposed for nomination by the shareholder; (5) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner; (6) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (7) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.

        (ii)       Notwithstanding anything in the first sentence of subparagraph 3(c)(i) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 45 days prior to the Anniversary Date, a shareholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

        (iii)      Special Meetings.  Any shareholder desiring to nominate persons for election to the Board of Directors at a Special Meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal offices of the Corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (A) the 60th day prior to such Special Meeting and (B) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  Such written notice shall be signed by the shareholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth the information specified in clauses (1)-(7) of Section 3(c)(i) of Article III of these By-Laws.

        (d)   The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set for in this Section 3, and if any proposed nomination is not in compliance with this Section 3, to declare to the meeting that such defective nomination shall be disregarded.

        (e)   For purposes of this Section 3 and Section 1 of Article II above, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act of 1934.

        (f)    Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

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                Section 4.  Regular Meetings.   A regular meeting of the Board of Directors shall be held within five days preceding or within 30 days after the annual meeting of shareholders, and each adjourned session thereof, and at any other time as determined by the Board of Directors.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.

12/24/     Section 5.  Special Meetings.   Special meetings of the Board of Directors or any committee of the Board of Directors may be called by or at the request of the President,  Secretary or any two  Directors.  The person or persons authorized to call special meetings of the Board of Directors or any committee, may fix any place, within the Continental United States, as the place for holding any special meeting of the Board of Directors called by them.

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                Section 6.  Notice.   Notice of any special meeting of the Board of Directors or any committee of the Board of Directors, shall be given orally or in writing to each Director or committee member at least forty-eight (48) hours before the date of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  For purposes of this Section 6, notice by electronic transmission (as defined in the Wisconsin Business Corporation Law) is written notice.  Notice may be communicated by in person, by mail or by any other method of delivery (meaning any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and electronic transmission as defined in the Wisconsin Business Corporation Law).  Written notice is effective as follows:  If delivered in person or by commercial delivery, when received; if given by mail, five days after its deposit in the U.S. mail, postage prepaid and addressed to the Director at his or her business or home address (or such other address as the

Director shall have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to the facsimile number; if given by telegraph at the time delivered to the telegraph company; if given by other form of electronic transmission, when electronically transmitted to the Director in the manner authorized by the Director.  Whenever any notice is required to be given to any Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of any Statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                Section 7.  Quorum.   A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

                Section 8.  Manner of Acting.   The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by these By-Laws or By-Law.

6/24/       Section 9.  Vacancies.   Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled for the balance, if any, of the unexpired term by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors, and may be filled in any other manner provide under the Wisconsin Business Corporation Law.  For the purposes of this section, the term “vacancy” shall include the disability of any Director to the point where he cannot attend Directors’ meetings or effectively discharge his duties as a Director.

                Section 10.  Compensation.   The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all Directors for services to the Corporation as Directors, officers or otherwise, or may delegate such authority to an appropriate committee.

                Section 11.  Presumption of Assent.   A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

24/           Section 12.  Committees.   The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of Directors fixed by Section 2 of the Article III may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote may exercise, when the Board of Directors is not in session, the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no committee may: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by the shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal By-Laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale or shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors.  The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, if there is one, or the President or upon request by the chairman of such meeting.  Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

4/             Section 13.  Informal Action by Directors and Committees.   Any action required to be taken at a meeting of the Board of Directors or a committee thereof, or any action which may be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of a committee thereof, entitled to vote with respect to the subject matter thereof.

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                Section 14.  Meetings by Telephone or Other Communication Technology.   Unless otherwise provided by the Articles of Incorporation or these By-Laws, any or all Directors of the Corporation may participate in regular or special meetings or in a committee meeting by, or the Board of Directors or any committee  may conduct the meeting through the use of, any means of communication by which either (i) all participating Directors may simultaneously hear each other, such as by conference telephone, or (ii) all communication during the meeting is immediately transmitted to each participating  Director, and each participating Director can immediately send messages to all other participating Directors.  If a meeting will be conducted through the use of any means described in this Section 14, all participating Directors shall be informed that a meeting is taking place at which official business may be transacted.  A Director participating in a meeting by such means shall be deemed present in person at such meeting.

3/  ARTICLE IV

OFFICERS

5/             Section 1.  Number.   The principal officers of the Corporation shall be a  Chairman of the Board (if the Board of Directors determines to elect one), a Vice Chairman of the Board (if the Board determines to elect one), a  President, one or more Vice Presidents, one or more of whom may be designated Executive Vice President and one or more of whom may be designated Senior Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person, except the offices of President and Vice President and President and Secretary.  The duties of the officers shall be those enumerated herein and any further duties designated by the Board of Directors.  The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall elect or appoint, from time to time and for such periods or without limitation as to time as the Board shall order.

                Officers of the Corporation may apply their titles to their duties on behalf of the various divisions of the Corporation.  The Board of Directors may, as it deems necessary, authorize the use of additional official titles by individuals whose duties in behalf of the various divisions of the Corporation so warrant, the authority of such divisional offices to be confined to the appropriate divisions.

                Section 2.  Election and Term of Office.   The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.   Each  officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

                Section 3.  Removal.   Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not of itself create contract rights.

                Section 4.  Vacancies.   A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

                Section 5.  Chairman of the Board.   The Chairman of the Board (if the Board of Directors determines to elect one) shall preside at all meetings of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors, including without limitation his designation pursuant to Section 7 as Chief Executive Officer of the Corporation.

5/             Section 6.  Vice Chairman of The Board.   The Vice Chairman of the Board (if the Board of Directors determines to elect one) shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors, including without limitation his designation pursuant to Section 8 as Chief Executive Officer of the Corporation.

5/             Section 7.  President.   The President, unless the Board of Directors shall otherwise order pursuant to Section 8, shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.  He shall, when present, preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors unless the Board shall have elected a Chairman of the Board of Directors.  He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  Such agents and employees shall hold office at the discretion of the President.  He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.  In general, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.  In the event the Board of Directors determines not to elect a Chairman of the Board or a Vice Chairman of the Board, or in the event of his or their absence or disability, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the duties and restrictions imposed upon the Chairman of the Board.

5/             Section 8.  Chairman of the Board as Chief Executive Officer.   The Board of Directors may designate the Chairman of the Board, the Vice Chairman of the Board or the President, as the Chief Executive Officer of the Corporation.  In any such event, the Chairman of the Board, the Vice Chairman of the Board or the President, shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Section 7, and all references to the President in these By-Laws shall be regarded as references also to the Chairman of the Board or Vice Chairman of the Board, as such Chief Executive Officer, except where a contrary meaning is clearly required.

                In further consequence of designating the Chairman of the Board or the Vice Chairman of the Board as the Chief Executive Officer, the President shall thereby become the Chief Operating Officer of the Corporation.  He shall, in the absence of the Chairman of the Board or of the Vice Chairman of the Board, preside at all meetings of shareholders and Directors.  During the absence or disability of the Chairman of the Board or the Vice Chairman of the Board, he shall exercise the functions of the Chief Executive Officer of the Corporation.  He shall have authority to sign all certificates, contracts, and other instruments of the Corporation necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors, the Chairman of the Board or the Vice Chairman of the Board.  He shall have the authority, subject to such rules, directions, or orders, as may be prescribed by the Chairman of the Board or the Vice Chairman of the Board, or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the Corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

5/             Section 9.  The Vice Presidents.   At the time of election, one or more of the Vice Presidents may be designated Executive Vice President and one or more of the Vice Presidents may be designated Senior Vice President.  In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice President, or if more than one, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, or in the event of his or their inability to act then the Senior Vice President or if more than one, the Senior Vice Presidents in the order designated at the time of their election, or in the absence of any such designation then in the order of their election, or in the event of his or their inability to act, then the other Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

5/             Section 10.  The Secretary.   The Secretary shall:  (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporate Records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents the execution of which on the behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

5/             Section 11.  The Treasurer.   The Treasurer shall:  (a) have charge and custody and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4, Article V; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

5/             Section 12.  Assistant Secretaries and Assistant Treasurers.   There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize.  The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

5/             Section 13.  Other Assistants and Acting Officers.   The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

5/             Section 14.  Salaries.   The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

4/5/16/

                Section 15.  Liability of Directors and Officers and Employee Fiduciaries.   No Director shall be liable to the Corporation, its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:  (a) willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director has a material conflict of interest; (b) violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) transaction from which the Director derived an improper personal profit; (d) willful misconduct.  No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as an officer, or employee fiduciary as that term is defined in the Employment Retirement Security Act of 1974 (hereinafter, and in Section 15 of this Article IV, called “employee fiduciary”) of the Corporation or of any other corporation which he serves as an officer, or employee fiduciary at the request of the Corporation, in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe to be  true.  The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

4/5/16/24/

                Section 16.  Indemnification of Directors and Officers.

        (a)   Indemnification for Successful Defense.  Within 20 days after receipt of a written request pursuant to subparagraph 16(c) below, the Corporation shall indemnify a Director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director or officer was a party because he or she is a Director or officer of the Corporation.

        (b)   Other Indemnification.

        (1)   In cases not included under subparagraph 16(a), the Corporation shall indemnify a Director or officer against all liabilities and expenses incurred by the Director or officer in a proceeding to which the Director or officer was a party because he or she is a Director or officer of the Corporation, unless liability was incurred because the Director or officer breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

        (i)            A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or officer has a material conflict of interest.

        (ii)           A violation of criminal law, unless the Director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

        (iii)          A transaction from which the Director or officer derived an improper personal profit.

        (iv)          Willful misconduct.

        (2)   Determination of whether indemnification is required under this Section shall be made pursuant to subparagraph 16(e).

        (3)   The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or officer is not required under this Section .

        (c)   Written Request.  A Director or officer who seeks indemnification under subparagraphs 16(a) or 16(b) shall make a written request to the Corporation.

        (d)   Nonduplication.  The Corporation shall not indemnify a Director or officer under subparagraphs 16(a) or 16(b) if the Director or officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding.  However, the Director or officer has no duty to look to any other person for indemnification.

        (e)   Determination of Right to Indemnification.

        (1)   Unless otherwise provided by the Articles of Incorporation or by written agreement between the Director or officer and the Corporation, the Director or officer seeking indemnification under subparagraph 16(b) shall select one of the following means for determining his or her right to indemnification:

        (i)            By a majority vote of a quorum of the board of Directors consisting of Directors not at the time parties to the same or related proceedings.  If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the board of Directors and consisting solely of two or more Directors not at the time parties to the same or related proceedings.  Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

        (ii)           By independent legal counsel selected by a quorum of the board of Directors or its committee in the manner prescribed in sub. (e)(1)(i) or, if unable to obtain such a quorum or committee, by a majority vote of the full board of Directors, including Directors who are parties to the same or related proceedings.

        (iii)          By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under sub. (e)(1)(ii) to select independent legal counsel, one arbitrator selected by the Director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

        (iv)          By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present.  Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

        (v)           By a court under subparagraph 16(h).

        (vi)          By any other method provided for in any additional right to indemnification permitted under subparagraph 16(g).

        (2)   In any determination under sub. (e)(1), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under subparagraph 16(b) should not be allowed.

        (3)   A written determination as to a Director’s or officer’s indemnification under subparagraph 16(b) shall be submitted to both the Corporation and the Director or officer within 60 days of the selection made under sub. (e)(1) above.

        (4)   If it is determined that indemnification is required under subparagraph 16(b), the Corporation shall pay all liabilities and expenses not prohibited by subparagraph 16(d) within ten days after receipt of the written determination under sub.(e)(3).  The Corporation shall also pay all expenses incurred by the Director or officer in the determination process under sub. (e)(1).

        (f)    Advance Expenses.  Within ten days after receipt of a written request by a Director or officer who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director or officer provides the Corporation with all of the following:

        (1)   A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

        (2)   A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under subparagraph 16(e) that indemnification under subparagraph 16(b) is not required and that indemnification is not ordered by a court under subparagraph 16(h)(2)(ii).  The undertaking under this subsection shall be an unlimited general obligation of the Director or officer and may be accepted without reference to his or her ability to repay the allowance.  The undertaking may be secured or unsecured.

        (g)   Nonexclusivity.

        (1)   Except as provided in sub. (g)(2) below, subparagraphs 16(a), 16(b) and 16(f) do not preclude any additional right to indemnification or allowance of expenses that a Director or officer may have under any of the following:

        (i)            The Articles of Incorporation.

        (ii)           A written agreement between the Director or officer and the Corporation.

        (iii)          A resolution of the board of Directors.

        (iv)          A resolution, after notice, adopted by a majority vote of all of the Corporation’s voting shares then issued and outstanding.

        (2)   Regardless of the existence of an additional right under sub. (g)(1), the Corporation shall not indemnify a Director or officer, or permit a Director or officer to retain any allowance of expenses unless it is determined by or on behalf of the Corporation that the Director or officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under subparagraph 16(b)(1)(i), (ii), (iii), or (iv).  A Director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

        (3)   Subparagraphs 16(a) to 16(m) do not affect the Corporation’s power to pay or reimburse expenses incurred by a Director or officer in any of the following circumstances.

        (i)            As a witness in a proceeding to which he or she is not a party.

        (ii)           As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, Director or officer of the Corporation.

        (h)   Court-Ordered Indemnification.

        (1)   Except as provided otherwise by written agreement between the Director or officer and the Corporation, a Director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  Application may be made for an initial determination by the court under subparagraph 16(e)(1)(v) or for review by the court of an adverse determination under subparagraph 16(e)(1)(i), (ii), (iii), (iv) or (vi).  After receipt of an application, the court shall give any notice it considers necessary.

        (2)   The court shall order indemnification if it determines any of the following:

        (i)            That the Director or officer is entitled to indemnification under subparagraph 16(a) or 16(b).

        (ii)           That the Director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under subparagraph 16(b).

        (3)   If the court determines under sub. (h)(2) that the Director or officer is entitled to indemnification, the Corporation shall pay the Director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

        (i)    Indemnification of Employees or Agents.  The Corporation may indemnify and allow reasonable expenses of an employee or agent who is not a Director or officer to the extent provided by the Articles of Incorporation or By-Laws, by general or specific action of the board of Directors or by contract.

        (j)    Insurance.  The Corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, Director or officer of the Corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, Director or officer, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under subparagraphs 16(a), 16(b), 16(f), and 16(i).

        (k)   Securities Law Claims.

        (1)   Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under sub. (k)(2) to the extent required or permitted under subparagraphs 16(a) to 16(j).

        (2)   Subparagraphs 16(a) to 16(j) apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

        (l)    Liberal Construction.  In order for the Corporation to obtain and retain qualified Directors and officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors and officers and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

        (m)  Definitions Applicable to this Section 16.

        (1)   Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

        (2)   “Corporation” means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

        (3)   “Director or Officer” means any of the following:

        (i)            A natural person who is or was a Director or officer of this Corporation.

        (ii)           A natural person who, while a Director or officer of this Corporation, is or was serving at the Corporation’s request as a Director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

        (iii)          A natural person who, while a Director or officer of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

        (iv)          Unless the context requires otherwise, the estate or personal representative of a Director or officer.

For purposes of this Section 16, it shall be conclusively presumed that any Director or officer serving as a Director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

        (4)   “Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

        (5)   “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

        (6)   “Party” includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

        (7)   “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

3/             Section 1.  Contracts.   The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.  In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, when necessary or required, shall affix the Corporate Seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

                Section 2.  Loans.   No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

                Section 3.  Checks, Drafts, Etc.   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

                Section 4.  Deposits.   All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFERS

                Section 1.  Certificates for Shares.   Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                Section 2.  Facsimile Signatures and Seal.  The Seal of the  Corporation on any certificates for shares may be a facsimile.  The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

                Section 3.  Signature by Former Officers.   In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                Section 4.  Transfer of Shares.   Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the Corporation’s transfer agent, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                Section 5.  Lost, Destroyed or Stolen Certificates.   Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

                Section 6.  Stock Regulations.   The Board of  Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the Statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VII

FISCAL YEAR

20/           Section 1.  Fiscal Year.   The fiscal year of the Corporation shall end on the thirty-first day of December of each calendar year.

ARTICLE VIII

DIVIDENDS

                Section 1.  Dividends.   The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                Section 2.  Record Date.   The Board of Directors may, but shall not be obligated to, order the stock books of the Corporation closed so as to prevent any stock from being transferred of record for a period not exceeding two (2) weeks prior to the date fixed for the payment of any dividend, or in the alternative, may fix a record date for the determination of those shareholders entitled to receive such dividend, which record date, if so fixed, shall be not more than four (4) weeks prior to the date fixed for the payment of such dividend.

ARTICLE IX

SEAL

24/           Section 1.  Seal.   The Board of Directors may provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and the words “Corporate Seal.”

6/  ARTICLE X

AMENDMENTS

                Section 1.  By Shareholders.   These By-Laws may be altered, amended or repealed and new By-Laws adopted by a vote of the holders of a majority of outstanding shares entitled to vote which are present at any annual or special meeting of the shareholders at which a quorum is in attendance; provided, however, that no amendment of Section 2  of Article II, or of Section 2 or Section 9 of  Article III, or of this Article X, by the shareholders shall be effective unless it shall have been adopted by a vote of the holders of not less than two-thirds (2/3) of all outstanding shares entitled to vote.

                Section 2.  By Directors.   These By-Laws may also be altered, amended or repealed and new By-Laws adopted by the Board of Directors by affirmative vote of a majority of the entire Board of Directors, but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

21/           Section 3.  Implied Amendments.   Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by a vote that would be sufficient to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.